UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2016

NOVELIS INC.
(Exact name of Registrant as specified in its charter)
Canada 001-32312 98-0442987
(State or other jurisdiction (Commission File Number) (I.R.S. Employer of incorporation) Identification No.)
3560 Lenox Road, Suite 2000, Atlanta, GA 30326 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (404) 760-4000

__________________________________________________Not Applicable_________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2016, Novelis Inc. announced that its Board of Directors appointed Devinder Ahuja to serve as the company’s Senior Vice President and Chief Financial Officer. Mr. Ahuja will join Novelis as Senior Vice President, Finance and Chief Financial Officer Designate on July 19, 2016, and will assume the role of Chief Financial Officer immediately after the company files its next quarterly report on Form 10-Q.

Mr. Ahuja, 50, joins Novelis from Alcon US, a subsidiary of Novartis International, where he served most recently as Chief Financial Officer, North America. Prior to that role, he served in various roles at Novartis since 2001, including posts in India, Switzerland, South Korea and Japan. Mr. Ahuja earned a Bachelor of Commerce degree from the RA Podar College of Commerce and Economics in Mumbai, India.

Mr. Ahuja will receive an annual base salary of $500,000, an annual short term target bonus equal to 76% of his base salary, and a long term incentive target opportunity equal to 90% of his base salary. He will also receive perquisites customarily provided to our executives. In addition, Mr. Ahuja will receive (i) a lump sum cash bonus of $57,500 on the first anniversary of his employment start date, (ii) a cash bonus of $201,000, to be paid in three equal installments on the first, second and third anniversaries of his employment start date, and (iii) pension tax reimbursement of up to $350,000. Should Mr. Ahuja voluntarily terminate his employment with Novelis prior to the third anniversary of his employment start date, he will be required to repay any payments made toward the cash bonus of $201,000 and any pension tax reimbursement paid to him.

Mr. Ahuja succeeds Steven Pohl, who has served as the company’s Interim Chief Financial Officer since October 2015. Effective immediately, the Board appointed Mr. Pohl as the company’s Senior Vice President, Business Performance and Execution. Mr. Pohl will continue to serve as Interim Chief Financial Officer and as the company’s principal financial officer for Securities and Exchange Commission reporting purposes until the company files its next quarterly report on Form 10-Q. Prior to his appointment as Interim Chief Financial Officer last year, Mr. Pohl served in various finance roles at Novelis since joining the company in 2009. Before joining Novelis, Mr. Pohl was employed by PPG Industries for 28 years, where he served in several roles of increasing responsibility, including leadership positions in Mexico, France and Switzerland.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

99.1 Press release, dated June 9, 2016 (furnished to the Commission as part of this Form 8-K).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: June 9, 2016	By:	/s/ Leslie J. Parrette, Jr.
Leslie J. Parrette, Jr.
General Counsel, Corporate Secretary and Compliance Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press release, dated June 9, 2016 (furnished to the Commission as part of this Form 8-K).